Exhibit 99.1

Dice Holdings, Inc. Reports Second Quarter 2009 Results

•	Revenues declined 33% to $27.0 million; operating expenses reduced 29% or $8.8 million

•	Net income of $2.8 million or $0.04 per diluted share

•	Cash flow from operations of $4.1 million

•	Adjusted EBITDA totaled $12.2 million or 45% of revenues (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

•	Total debt outstanding reduced to $50.9 million

•	AllHealthcareJobs.com acquisition expands Company’s market opportunity

New York, New York, July 23, 2009 — Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter ended June 30, 2009.

Second Quarter Operating Results

Revenues for the quarter ended June 30, 2009 totaled $27.0 million, a decline of 33% from $40.3 million in the comparable quarter of 2008, as a result of a significant decline in recruitment activity which impacted both Dice.com and eFinancialCareers. Currency translation from pound sterling to U.S. dollars negatively impacted revenues by $1.5 million or 4% from the same quarter in 2008.

Operating expenses were reduced $8.8 million or 29% from the comparable quarter a year ago, including a 47% decrease in the key discretionary line item, sales and marketing expense. These expense reductions partially offset the decline in revenues as operating income totaled $5.7 million for the quarter ended June 30, 2009 versus $10.2 million in the comparable quarter of 2008.

Net income for the quarter ended June 30, 2009 totaled $2.8 million or $0.04 earnings per diluted share.

Net cash provided by operating activities for the quarter ended June 30, 2009 was $4.1 million, compared to $13.5 million in the comparable quarter of 2008.

Adjusted EBITDA for the quarter ended June 30, 2009 was $12.2 million or 45% of revenues, compared with $16.8 million or 42% of revenues for the second quarter of 2008. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Operating Segment Results

For the quarter ended June 30, 2009, DCS Online revenues were $20.1 million or 74% of Dice Holdings’ consolidated revenues, representing a 27% decrease from the comparable 2008 quarter. The decline was a result of fewer Dice.com recruitment package customers and a decrease in the average monthly revenue they generated. The second quarter 2009 renewal rate on Dice.com annual contracts was unchanged from the first quarter of 2009. ClearanceJobs grew 32% year-over-year as demand for candidates with active Federal security clearance remained strong.

The eFinancialCareers segment, which consists of eFinancialCareers operations outside of North America, accounted for 20% of Dice Holdings’ consolidated revenues in the second quarter of 2009. For the quarter ended June 30, 2009, eFinancialCareers revenues declined 45% to $5.5 million. A decline of $1.5 million was the result of an unfavorable currency translation from pound sterling to U.S. dollars. Measured in pound sterling, the eFinancialCareers international business declined 30%.

The remaining businesses operated by Dice Holdings, which include the eFinancialCareers operations in North America, AllHealthcareJobs (since the date of acquisition, June 10, 2009), JobsintheMoney and Targeted Job Fairs, are reported in the Other category. Other revenues decreased 51% to $1.4 million for the quarter ended June 30, 2009.

Six Month Operating Results

Total revenues for the six months ended June 30, 2009 decreased 29% to $56.6 million, compared to $79.9 million in the comparable period in 2008. Reduced recruitment activity due to the global recession impacted the demand for our services. Currency translation from pound sterling to U.S. dollars negatively impacted revenues for the six months ended June 30, 2009 by $3.7 million or 5% from the comparable 2008 period.

By segment, DCS Online revenues decreased 23% to $42.1 million for the six month period ended June 30, 2009. In the same period, eFinancialCareers contributed revenues of $11.4 million, a decrease of 42% (or 23% measured in pound sterling). Other revenues declined 45% to $3.1 million.

Operating income for the six months ended June 30, 2009 decreased 35% to $13.4 million from the comparable period in the prior year. Net income for the six months ended June 30, 2009 totaled $6.6 million.

For the six month period ended June 30, 2009, net cash provided by operating activities totaled $10.9 million compared with $36.6 million for the same period last year.

Adjusted EBITDA for the six months ended June 30, 2009 was $26.2 million or 46% of revenues, compared with $33.6 million for the same period in 2008 or 42% of revenues. See “Notes Regarding the Use of Non-GAAP Financial Measures.”

Balance Sheet

Deferred revenue at June 30, 2009 was $34.9 million compared to $38.1 million at March 31, 2009 and $49.4 million at June 30, 2008. The decreases, compared to each period, are primarily attributable to serving fewer annual recruitment package customers at Dice.com.

Net debt, defined as total debt less cash and cash equivalents and marketable securities, was $11.6 million at June 30, 2009, consisting of total debt of $50.9 million minus cash and cash equivalents and marketable securities of $39.3 million. This compares to net debt of $14.9 million at March 31, 2009, consisting of total debt of $61.2 million minus cash and cash equivalents and marketable securities of $46.3 million.

In addition to making its quarterly amortization payment on the term loan, in April the Company prepaid $10.0 million on the term loan portion of its Amended and Restated Credit Facility. During the second quarter, the Company reduced the notional amount of its $60.0 interest rate swap agreement by $25.0 million, while the Company’s $20.0 million interest rate swap agreement remains unchanged.

AllHealthcareJobs Acquisition

On June 10, 2009, the Company acquired substantially all of the assets of AllHealthcareJobs.com, a leading online career site dedicated to matching healthcare professionals with available career opportunities. The purchase price consisted of initial consideration of $2.8 million in cash and the issuance of 205,000 shares of Dice Holdings common stock (with certain restrictions). Additional consideration to a maximum of $1.0 million in cash is payable upon the achievement of certain operating and financial goals over the two year period ending June 30, 2011.

Management Comments

Scot Melland, Chairman, President and Chief Executive Officer, said, “Despite the ongoing significant downturn in recruitment activity, we continue to deliver strong profit margins.” Mr. Melland added, “We are pursuing our strategic initiatives as evidenced by the acquisition of AllHealthcareJobs.com in the second quarter. By entering the healthcare vertical, we have expanded our market opportunity and are actively extending the value of our specialized approach to a large, new set of customers. We remain confident about our long-term prospects as we both fortify and add to our portfolio of leading career sites.”

Michael Durney, Senior Vice President, Finance and Chief Financial Officer, added, “We have a great history of effectively integrating the operations of our acquisitions while maintaining their unique services, accelerating their growth, and exercising financial discipline. We certainly expect the same with AllHealthcareJobs.com.” Mr. Durney stated, “In our core services, we have adapted to the current recruitment advertising market with dependable profitability and cash generation. These consistent financial attributes and strong balance sheet allows us to make investments in pursuit of our long-term strategic plan.”

Business Outlook

In light of the current recruitment advertising and overall economic environments in the markets we serve, the Company is providing a current, point-in-time view of estimated financial performance based on what it sees as of July 23, 2009 for both the quarter ending September 30, 2009 and full year 2009. Both periods include the anticipated financial results from AllHealthcareJobs.com acquired on June 10, 2009. The Company’s actual performance will vary based on a number of factors including those that our outlined in our Annual Report on Form 10-K for the year ended December 31, 2008, in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q.

	Quarter ending September 30, 2009	Year ending December 31, 2009
Revenues	$25 mm	$106 mm

Estimated Contribution by Segment
DCS Online	73%	74%
eFinancialCareers	21%	20%
Other	6%	6%

Sales & Marketing expense	$9 mm	$35 mm

Adjusted EBITDA	$9.5 mm	$45 mm

Depreciation and amortization	$4.7 mm	$17.9 mm
Non-cash stock compensation expense	$1.3 mm	$5.1 mm
Interest expense, net	$1.5 mm	$6.5 mm
(Gain) loss from interest rate hedges*	—	($0.8) mm
Income taxes	$0.7 mm	$6.1 mm

Net income	$1.3 mm	$10.2 mm

Adjusted EBITDA Margin	38%	42%

Fully diluted share count	66 mm	66 mm

*	For the purposes of the year ending December 31, 2009 estimate, the gain from interest rate hedges only includes the results through the six months ended June 30, 2009.

Conference Call Information

The Company will host a conference call to discuss second quarter 2009 results today at 8:30 a.m. Eastern Time. Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 866-788-0546 or for international callers by dialing 857-350-1684; the participant passcode is 30303582. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 43108708. The replay will be available until July 30, 2009.

The call will also be webcast live from the Company’s website at www.diceholdingsinc.com under the Investor Relations section.

Investor Contact:

Jennifer Bewley

Director, Investor Relations

Dice Holdings, Inc.

212-448-4181

ir@dice.com

Media Contact:

Makovsky + Company

Kona Luseni

212-508-9684

kluseni@makovsky.com

About Dice Holdings, Inc.

Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, accounting and finance, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 18 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), free cash flow and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Adjusted EBITDA

Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Amended and Restated Credit Facility, represents net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, non-cash stock compensation expense, extraordinary or non-recurring non-cash income or expense, and to add back the deferred revenues written off in connection with acquisition purchase accounting adjustments.

We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We present this discussion of Adjusted EBITDA because covenants in our Amended and Restated Credit Facility contain ratios based on this measure. Our Amended and Restated Credit Facility is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Amended and Restated Credit Facility that are based on Adjusted EBITDA may be violated and could cause, among other things, an inability to incur further indebtedness and in certain circumstances a default or mandatory prepayment under our Amended and Restated Credit Facility.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Free Cash Flow

We define free cash flow as net cash provided by operating activities from continuing operations minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.

Net Debt

Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider net debt to be an important measure of liquidity and an indicator of our ability to meet ongoing obligations. We also use net debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, and the failure to attract qualified professionals or grow the number of qualified professionals who use our websites. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.

You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Revenues	$27,009	$40,281	$56,578	$79,850

Operating expenses:
Cost of revenues	1,811	2,484	3,641	4,901
Product development	961	1,172	1,756	2,344
Sales and marketing	8,483	15,895	17,919	30,801
General and administrative	5,128	5,363	10,124	10,912
Depreciation	932	958	1,853	1,821
Amortization of intangible assets	4,017	4,237	7,908	8,479

Total operating expenses	21,332	30,109	43,201	59,258

Operating income	5,677	10,172	13,377	20,592
Interest expense	(1,649)	(2,484)	(3,572)	(5,168)
Interest income	53	492	136	974
Gain (loss) from interest rate hedges	369	1,157	757	(1,109)

Income from continuing operations before income taxes	4,450	9,337	10,698	15,289
Income tax expense	1,674	1,786	4,064	3,972

Income from continuing operations	2,776	7,551	6,634	11,317

Discontinued operations:
Income from discontinued operations	—	—	—	519

Income from discontinued operations, net of tax	—	—	—	519

Net income	$2,776	$7,551	$6,634	$11,836

Basic earnings per share:
From continuing operations	$0.04	$0.12	$0.11	$0.18
From discontinued operations	—	—	—	0.01

	$0.04	$0.12	$0.11	$0.19

Weighted average basic shares outstanding	62,229	62,188	62,219	62,181
Diluted earnings per share:
From continuing operations	$0.04	$0.12	$0.10	$0.17
From discontinued operations	—	—	—	0.01

	$0.04	$0.12	$0.10	$0.18

Weighted average diluted shares outstanding	65,941	65,495	65,834	65,516

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the three months ended June 30,		For the six months ended June 30
	2009	2008	2009	2008
Cash flows provided by operating activities:
Net income	$2,776	$7,551	$6,634	$11,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	932	958	1,853	1,821
Amortization	4,017	4,237	7,908	8,479
Deferred income taxes	(1,573)	(304)	(3,198)	189
Gain on sale of joint venture	—	—	—	(611)
Amortization of deferred financing costs	209	208	417	416
Share based compensation	1,623	1,429	3,098	2,725
(Gain) loss from interest rate hedges	(369)	(1,157)	(757)	1,109
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	1,331	2,788	3,747	3,828
Prepaid expenses and other assets	438	6	358	(49)
Accounts payable and accrued expenses	(105)	(266)	(1,899)	1,749
Income taxes payable	(708)	932	(412)	2,437
Deferred revenue	(4,047)	(2,956)	(6,507)	3,074
Payments to reduce interest rate hedge agreements	(514)	—	(514)	—
Other, net	90	42	187	(373)

Net cash provided by operating activities	4,100	13,468	10,915	36,630

Cash flows used for investing activities:
Purchases of fixed assets	(624)	(1,394)	(1,470)	(2,150)
Purchases of marketable securities	(1,234)	(26,923)	(1,234)	(26,923)
Maturities and sales of marketable securities	1,500	11,295	4,000	11,395
Payment for the acquistion of AllHealthcareJobs	(2,690)	—	(2,690)	—

Net cash used for investing activities	(3,048)	(17,022)	(1,394)	(17,678)

Cash flows used for financing activities:
Payments on long-term debt	(12,300)	(300)	(32,600)	(2,700)
Proceeds from long-term debt	2,000	—	2,000	—
Payment of costs related to initial public offering	—	—	—	(354)
Proceeds from stock option exercises	3	6	3	9

Net cash used for financing activities	(10,297)	(294)	(30,597)	(3,045)

Effect of exchange rate changes	2,514	447	1,567	1,240

Net change in cash and cash equivalents for the period	(6,731)	(3,401)	(19,509)	17,147
Cash and cash equivalents, beginning of period	42,366	78,073	55,144	57,525

Cash and cash equivalents, end of period	$35,635	$74,672	$35,635	$74,672

Non-cash investing and financing activities:
Issuance of common stock for the acquisition of AllHealthcareJobs	$959	$—	$959	$—

DICE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$35,635	$55,144
Marketable securities	3,671	6,497
Accounts receivable, net	9,275	12,653
Deferred income taxes - current	932	1,346
Prepaid and other current assets	1,453	2,219

Total current assets	50,966	77,859

Fixed assets, net	5,676	5,938
Acquired intangible assets, net	55,049	59,119
Goodwill	144,352	137,416
Deferred financing costs, net	2,291	2,708
Other assets	220	129

Total assets	$258,554	$283,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$8,970	$10,306
Deferred revenue	34,853	40,758
Current portion of long-term debt	1,000	1,000
Interest rate hedge liability - current	639	—
Income taxes payable	1,520	2,195

Total current liabilities	46,982	54,259
Long-term debt	49,900	80,500
Deferred income taxes - non-current	12,588	15,998
Interest rate hedge liability - non-current	658	2,568
Other long-term liabilities	7,048	6,338

Total liabilities	117,176	159,663
Total stockholders’ equity	141,378	123,506

Total liabilities and stockholders’ equity	$258,554	$283,169

Supplemental Information and Non-GAAP Reconciliations

On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A quarterly balance sheet, statement of operations and statement of cash flows for the quarter and six months ended June 30, 2009 is provided elsewhere in this press release. Supplemental schedules provided include:

Quarterly Adjusted EBITDA Reconciliation

A reconciliation of Adjusted EBITDA for the quarter and six months ended June 30, 2009 and 2008 is provided. This information provides the reader with the information we believe is necessary to analyze the Company.

Quarterly Supplemental Data and Certain Non-GAAP Reconciliations

On this schedule, the Company provides certain non-GAAP information for the quarter and six months ended June 30, 2009 and 2008 that we believe is useful to understanding the business operations of the Company.

DICE HOLDINGS, INC.

QUARTERLY ADJUSTED EBITDA RECONCILIATIONS

(Unaudited)

(in thousands)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$2,776	$7,551	$6,634	$11,836
Discontinued operations	—	—	—	(519)
Interest income	(53)	(492)	(136)	(974)
Interest expense	1,649	2,484	3,572	5,168
Income tax expense	1,674	1,786	4,064	3,972
Depreciation	932	958	1,853	1,821
Amortization of intangible assets	4,017	4,237	7,908	8,479
Non-cash stock compensation expense	1,623	1,429	3,098	2,725
(Gain) loss from interest rate hedges	(369)	(1,157)	(757)	1,109

Adjusted EBITDA	$12,249	$16,796	$26,236	$33,617

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$4,100	$13,468	$10,915	$36,630
Interest expense	1,649	2,484	3,572	5,168
Interest income	(53)	(492)	(136)	(974)
Income tax expense	1,674	1,786	4,064	3,972
Deferred income taxes	1,573	304	3,198	(189)
Change in accounts receivable	(1,331)	(2,788)	(3,747)	(3,828)
Change in deferred revenue	4,047	2,956	6,507	(3,074)
Changes in working capital and other	799	(714)	2,280	(3,764)
Deferred financing costs	(209)	(208)	(417)	(416)
Adjustments for cash flows from discontinued operations	—	—	—	(519)
Gain on discontinued operations	—	—	—	611

Adjusted EBITDA	$12,249	$16,796	$26,236	$33,617

DICE HOLDINGS, INC.

NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA

(Unaudited)

(dollars in thousands except per customer data)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
Revenues by Segment
DCS Online	$20,098	$27,421	$42,093	54,496
eFinancialCareers	5,473	9,920	11,395	19,701
Other	1,438	2,940	3,090	5,653

	$27,009	$40,281	$56,578	$79,850

Percentage of Revenues by Segment
DCS Online	74.4%	68.1%	74.4%	68.2%
eFinancialCareers	20.3%	24.6%	20.1%	24.7%
Other	5.3%	7.3%	5.5%	7.1%

	100.0%	100.0%	100.0%	100.0%

Sales and Marketing Expense	$8,483	$15,895	$17,919	$30,801
Sales and Marketing Expense as a Percentage of Revenues	31.4%	39.5%	31.7%	38.6%

Adjusted EBITDA	$12,249	$16,796	$26,236	$33,617
Adjusted EBITDA Margin	45.4%	41.7%	46.4%	42.1%

Dice.com Recruitment Package Customers
Beginning of period	6,850	9,150	7,600	8,700
End of period	6,450	8,950	6,450	8,950

Dice.com Average Monthly Revenue per Recruitment Package Customer (1)	$836	$853	n.a.	n.a.

Net cash provided by operating activities	$4,100	$13,468	$10,915	$36,630
Purchases of fixed assets	(624)	(1,394)	(1,470)	(2,150)

Free Cash Flow	$3,476	$12,074	$9,445	$34,480

Deferred Revenue (end of period)	$34,853	$49,350	n.a.	n.a.

Segment Definitions:

DCS Online: Dice.com and ClearanceJobs

eFinancialCareers: eFinancialCareers worldwide, excluding North America

Other:	eFinancialCareers (North America), Targeted Job Fairs, JobsintheMoney, and
AllHealthcareJobs (from the date of acquisition, June 10, 2009)

(1)	Reflects simple average of three months in each quarterly period.